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                                                           EXHIBIT 11
THE  AES CORPORATION
FOR THE PERIODS ENDED SEPTEMBER 30, 1999
AND 1998

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                                                       THREE              THREE              NINE               NINE
                                                      MONTHS             MONTHS             MONTHS             MONTHS
                                                       ENDED              ENDED             ENDED              ENDED
                                                      9/30/99            9/30/98           9/30/99            9/30/98
                                                   -----------        -----------       ------------        ---------
BASIC

Weighted average shares outstanding                   191.9               178.6             186.8              176.4
                                                   -----------        -----------       ------------        ---------
Income before extraordinary item                    $    58            $     79          $    116           $    215

Extraordinary Item                                       --                   2                --                  2
                                                   -----------        -----------       ------------        ---------
Net Income                                          $    58            $     81          $    116           $    217
                                                   -----------        -----------       ------------        ---------
                                                   -----------        -----------       ------------        ---------
Basic earnings per share before
Extraordinary item                                  $  0.30            $   0.44          $   0.62           $    1.21
Extraordinary item                                       --                0.01                --                0.01
                                                   -----------        -----------       ------------        ---------
                                                    $  0.30            $   0.45          $   0.62           $    1.22
                                                   -----------        -----------       ------------        ---------
                                                   -----------        -----------       ------------        ---------
DILUTED
Weighted average number of shares of
common stock outstanding                              191.9               178.6             186.8               176.4

Net effect of dilutive stock options and
warrants based on the treasury stock
method using ending market price                        4.8                 4.0               4.5                 4.1

Stock units allocated to the deferred
compensation plans for executives and                   0.2                 0.2               0.2                 0.2
directors
Effect of tecons-based on the                            --                 6.9                --                 6.9
if-converted method
                                                   -----------        -----------       ------------        ---------
Weighted average shares outstanding                   196.9               189.7             191.5               187.6
                                                   -----------        -----------       ------------        ---------
                                                   -----------        -----------       ------------        ---------
Income before extraordinary item                    $    58            $     79          $    116             $   215
Additional contribution to net income if
tecons fully converted                                   --                   3                --                   7
                                                   -----------        -----------       ------------        ---------
Adjusted net income before extraordinary            $    58            $     82          $    116             $   222
item
Extraordinary item                                       --                   2                --                   2
                                                   -----------        -----------       ------------        ---------
Adjusted net income                                 $    58            $     84          $    116             $   224
                                                   -----------        -----------       ------------        ---------
                                                   -----------        -----------       ------------        ---------
Diluted items per share before                      $  0.29            $   0.43          $   0.61             $  1.18
extraordinary item
Extraordinary item                                       --                0.01                --                0.01
                                                   -----------        -----------       ------------        ---------
Total diluted earnings per share                    $  0.29           $    0.44            $ 0.61            $   1.19
                                                   -----------        -----------       ------------        ---------
                                                   -----------        -----------       ------------        ---------

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